UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 13, 2010

SIGNATURE EYEWEAR, INC.

(Exact Name of Registrant as Specified in its Charter)

California	0-23001	95-3876317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

498 North Oak Street
Inglewood, CA 90302

(Address of Principal Executive Offices)

(310) 330-2700

(Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2010, Signature Eyewear, Inc. (the “Company”) entered into an amendment to its Loan and Security Agreement dated September 14, 2007 with Comerica Bank under which Comerica Bank has provided a revolving credit facility to the Company.  The amendment extends the maturity date of the facility to December 1, 2012 from December 1, 2011.  In addition, the amendment reduces the interest rate margins over the applicable reference rates to 0.75% (from 1.0%) over the bank’s prime rate and 2.75% (from 3.0%) over LIBOR.  Lastly, and at the Company’s request, the maximum borrowing capacity was reduced from $4.0 million to $3.5 million, principally because the Company’s outstanding borrowings under the facility have not exceeded $1.9 million during the last six months.  The lower revolving line of credit limit will reduce the fees payable by the Company.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to the information under Item 1.01, which is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE EYEWEAR, INC.

Dated: December 16, 2010	By:	/s/ Michael Prince
Michael Prince
Chief Executive Officer